FORM OF
                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              FOUNDERS FUNDS, INC.

      Pursuant to Sections 2-105, 2-208, and 2-208.1 of the Maryland General Corporation Law, Founders Funds, Inc. (the "Corporation"), a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 and having its registered office in Baltimore, Maryland, hereby adopts the following Articles Supplementary to the Corporation's Articles of Incorporation:

      FIRST: The aggregate number of shares of all Classes which the Corporation shall have the authority to issue is hereby increased to ten billion
(10,000,000,000)  shares of the  Corporation's  Common Stock  ("Common  Stock").
Prior to this increase in the Corporation's authorized number of shares of Common Stock, the Corporation was authorized to issue three billion
(3,000,000,000) shares of Common Stock of all Classes. Before and after this increase in the Corporation's authorized number of shares of Common Stock, the Corporation's shares of Common Stock had and will have a par value of $0.01 per share. The aggregate par value of the Corporation's three billion authorized shares was thirty million dollars ($30,000,000) and after the increase in the authorized number of shares of Common Stock the aggregate par value is one hundred million dollars ($100,000,000).

      SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation ("Board") by Article FIFTH of the Articles of Incorporation, the Board, in accordance with Sections 2-105 and 2-208 of the Maryland General Corporation Law, establishes and designates the following Classes effective October ___, 1999:

ESTABLISHMENT OF FOCUS FUND

Dreyfus Founders Focus Fund, Class A
Dreyfus Founders Focus Fund, Class B
Dreyfus Founders Focus Fund, Class C
Dreyfus Founders Focus Fund, Class F
Dreyfus Founders Focus Fund, Class R
Dreyfus Founders Focus Fund, Class T

ADDITIONAL CLASSES OF BALANCED FUND

Dreyfus Founders Balanced Fund, Class A
Dreyfus Founders Balanced Fund, Class B
Dreyfus Founders Balanced Fund, Class C
Dreyfus Founders Balanced Fund, Class R
Dreyfus Founders Balanced Fund, Class T

ADDITIONAL CLASSES OF DISCOVERY FUND

Dreyfus Founders Discovery Fund, Class A
Dreyfus Founders Discovery Fund, Class B
Dreyfus Founders Discovery Fund, Class C
Dreyfus Founders Discovery Fund, Class R
Dreyfus Founders Discovery Fund, Class T

ADDITIONAL CLASSES OF GROWTH AND INCOME FUND

Dreyfus Founders Growth and Income Fund, Class A
Dreyfus Founders Growth and Income Fund, Class B
Dreyfus Founders Growth and Income Fund, Class C
Dreyfus Founders Growth and Income Fund, Class R
Dreyfus Founders Growth and Income Fund, Class T

ADDITIONAL CLASSES OF GROWTH FUND

Dreyfus Founders Growth Fund, Class A
Dreyfus Founders Growth Fund, Class B
Dreyfus Founders Growth Fund, Class C
Dreyfus Founders Growth Fund, Class R
Dreyfus Founders Growth Fund, Class T

ADDITIONAL CLASSES OF INTERNATIONAL EQUITY FUND

Dreyfus Founders International Equity Fund, Class A
Dreyfus Founders International Equity Fund, Class B
Dreyfus Founders International Equity Fund, Class C
Dreyfus Founders International Equity Fund, Class R
Dreyfus Founders International Equity Fund, Class T

ADDITIONAL CLASSES OF MID-CAP GROWTH FUND

Dreyfus Founders Mid-Cap Growth Fund, Class A
Dreyfus Founders Mid-Cap Growth Fund, Class B
Dreyfus Founders Mid-Cap Growth Fund, Class C
Dreyfus Founders Mid-Cap Growth Fund, Class R
Dreyfus Founders Mid-Cap Growth Fund, Class T


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

ADDITIONAL CLASSES OF PASSPORT FUND

Dreyfus Founders Passport Fund, Class A
Dreyfus Founders Passport Fund, Class B
Dreyfus Founders Passport Fund, Class C
Dreyfus Founders Passport Fund, Class R
Dreyfus Founders Passport Fund, Class T

ADDITIONAL CLASSES OF WORLDWIDE GROWTH FUND

Dreyfus Founders Worldwide Growth Fund, Class A
Dreyfus Founders Worldwide Growth Fund, Class B
Dreyfus Founders Worldwide Growth Fund, Class C
Dreyfus Founders Worldwide Growth Fund, Class R
Dreyfus Founders Worldwide Growth Fund, Class T

      THIRD: A description of the shares of Common Stock so heretofore classified with the powers, preferences, and participating, voting or other special rights, and the qualifications, restrictions and limitations thereof shall be as follows:

      (1)  All  shares  of  Common  Stock  shall  have  the  following   powers,
preferences, and participating, voting, or other special rights and the qualifications, restrictions, and limitations thereof shall be as follows:

            (a) All consideration received by the Corporation for the issue of the shares of Common Stock, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Class of shares of that Series with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled in the records of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" the Class of each Series of shares.

            (b) The assets belonging to the Class of each Series of shares shall be charged with the liabilities, including the redemption of shares, in respect of such Class and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the net asset value of the Class of such Series determined as hereinafter provided. The determination of the Board shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same to a given Class, and as to whether the same or general assets of the Corporation are allocable to one or more Classes.


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

            (c) The net asset value per share of the Class of each Series shall be determined in accordance with Article FIFTH, Paragraph (5) of the Corporation's Articles of Incorporation, as amended, by separately computing the assets belonging to such Class less the liabilities applicable to that Class, allocating any general assets and general liabilities to that Class, and dividing the net result by the number of shares of Common Stock of that Class outstanding.

            (d) Dividends or distributions on the Class of each Series of shares, whether payable in stock or cash, shall be paid only out of earnings, surplus or other lawfully available assets belonging to such Class.

            (e) In the event of the liquidation or dissolution of the Corporation, stockholders of shares of each Series shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets, the assets belonging to such Class. The assets so distributable to the stockholders of any Class shall be distributed among such stockholders in proportion to the number of shares of such Class held by them and recorded in the records of the Corporation.

            (f) The provisions of Article FIFTH, Paragraphs (1) through (5) of the Corporation's Articles of Incorporation, as amended, shall apply to the holders of shares of each Class as may be issued from time to time and the assets belonging to such Class.

      (2) The proceeds of the redemption of a share of Class B or Class C (or, where applicable, Class A or Class T) Common Stock (including a fractional share) to be paid to the holder thereof shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share, and such contingent deferred sales charge shall be paid as provided pursuant to such terms of issuance.

      (3)(a)(i) Each share of Class B Common Stock of a given Series of the Corporation, other than shares described in subparagraph (3)(a)(ii), shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock of such Series on the date that is the first business day of the month in which the sixth anniversary date of the date of original issuance of the share falls or such other date as determined by the Board (the "Conversion Date"). With respect to shares of Class B Common Stock issued in an exchange or series of exchanges for shares of capital stock of another investment company pursuant to an exchange privilege granted by the Corporation (an "Eligible Fund"), other than for shares of such capital stock purchased through the automatic reinvestment of a dividend or a distribution with respect to such capital stock, the date of original issuance of the shares of Class B Common Stock for purposes of the first sentence of this subparagraph (3)(a)(i) shall, if the terms of the exchange privilege granted by the Corporation so provide, be the date of issuance of the original shares of capital stock of such Eligible Fund, or the first Eligible Fund in the event of a series of exchanges.

            (ii) Each share of Class B Common Stock (A) purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common


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

Stock, or (B) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an Eligible Fund shall be segregated in a separate subaccount on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the subaccount of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's subaccount so converted shall bear the same relation to the total
number  of  shares   maintained  in  the  subaccount  on  the  Conversion   Date
(immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to subparagraph (3)(a)(i) hereof bears to the total number of shares on the Conversion Date (immediately prior to conversion) of the Class B Common Stock of the holder after subtracting the shares then maintained in the holder's subaccount.

            (b) The number of shares of Class A Common Stock into which a share of Class B Common Stock is converted pursuant to subparagraph (3)(a)(i) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemption thereof on the Conversion Date.

            (c) On the Conversion Date, the shares of Class B Common Stock converted into shares of Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and any declared but unpaid dividends to the Conversion Date) will cease.

            (d) The automatic conversion of the Class B Common Stock into Class A Common Stock as set forth in subparagraphs (3)(a) and (b) hereof may be suspended by action of the Board at any time that the Board determines (a) that there is not available a reasonably satisfactory ruling of the Internal Revenue Service and/or opinion of counsel to the effect that (x) the payment of different dividends with respect to the Class A Common Stock and the Class B Common Stock does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Class B Common Stock does not constitute a taxable event under federal income tax law, or (b) that any other condition to conversion set forth in the Corporation's prospectus, as such prospectus may be amended from time to time, is not satisfied.

            (e) The automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock as set forth in subparagraphs (3)(a) and (b) hereof may also be suspended by action of the Board at any time that the Board determines such suspension to be appropriate in order to comply with, or satisfy the requirements of, the Investment Company Act of 1940, as amended, or any rule, regulation or order issued thereunder and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board may provide holders


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

of the Class B Common Stock with alternative conversion or exchange rights into other Classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

      FOURTH: The Board, by a meeting duly convened and held on August 13, 1999, classified and reallocated shares of the Corporation's Common Stock among each of its Series and Classes of Series effective October ___, 1999, heretofore as follows:

                                                  Previous          Adjusted
Fund                                          Share Allocation  Share Allocation
----                                          ----------------  ----------------
Balanced Fund                                      500,000,000     600,000,000
(to be redesignated Dreyfus Founders Balanced
Fund, Class F, effective December 31, 1999)
Dreyfus Founders Balanced Fund, Class A                 0           50,000,000
Dreyfus Founders Balanced Fund, Class B                 0           50,000,000
Dreyfus Founders Balanced Fund, Class C                 0           50,000,000
Dreyfus Founders Balanced Fund, Class R                 0           50,000,000
Dreyfus Founders Balanced Fund, Class T                 0           50,000,000

Discovery Fund                                     100,000,000     200,000,000
(to be redesignated Dreyfus Founders Discovery
Fund, Class F,  effective December 31, 1999)
Dreyfus Founders Discovery Fund, Class A                0           50,000,000
Dreyfus Founders Discovery Fund, Class B                0           50,000,000
Dreyfus Founders Discovery Fund, Class C                0           50,000,000
Dreyfus Founders Discovery Fund, Class R                0           50,000,000
Dreyfus Founders Discovery Fund, Class T                0           50,000,000

Dreyfus Founders Focus Fund, Class A                    0           50,000,000
Dreyfus Founders Focus Fund, Class B                    0           50,000,000
Dreyfus Founders Focus Fund, Class C                    0           50,000,000
Dreyfus Founders Focus Fund, Class R                    0           50,000,000
Dreyfus Founders Focus Fund, Class T                    0           50,000,000

Frontier Fund                                      100,000,000          0

Founders Growth and Income Fund                    400,000,000     500,000,000
(to be redesignated Dreyfus Founders Growth and
Income Fund, Class F, effective December 31,
1999)
Dreyfus Founders Growth and Income Fund, Class A        0           50,000,000
Dreyfus Founders Growth and Income Fund, Class B        0           50,000,000
Dreyfus Founders Growth and Income Fund, Class C        0           50,000,000
Dreyfus Founders Growth and Income Fund, Class R        0           50,000,000
Dreyfus Founders Growth and Income Fund, Class T        0           50,000,000


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

Growth Fund                                        400,000,000     500,000,000
(to be redesignated Dr  eyfus Founders Growth
Fund, Class F, effective December 31, 1999)
Dreyfus Founders Growth Fund, Class A                   0           50,000,000
Dreyfus Founders Growth Fund, Class B                   0           50,000,000
Dreyfus Founders Growth Fund, Class C                   0           50,000,000
Dreyfus Founders Growth Fund, Class R                   0           50,000,000
Dreyfus Founders Growth Fund, Class T                   0           50,000,000

Passport Fund                                      100,000,000     150,000,000
(to be redesignated Dreyfus Founders Passport
Fund, Class F, effective December 31, 1999)
Dreyfus Founders Passport Fund, Class A                 0           50,000,000
Dreyfus Founders Passport Fund, Class B                 0           50,000,000
Dreyfus Founders Passport Fund, Class C                 0           50,000,000
Dreyfus Founders Passport Fund, Class R                 0           50,000,000
Dreyfus Founders Passport Fund, Class T                 0           50,000,000

Mid-Cap Growth Fund                                180,000,000     250,000,000
(to be redesignated Dreyfus Founders Mid-Cap
Growth Fund, Class F, effective December 31,
1999)
Dreyfus Founders Mid-Cap Growth Fund, Class A           0           50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class B           0           50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class C           0           50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class R           0           50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class T           0           50,000,000

International Equity Fund                          100,000,000     200,000,000
(to be redesignated Dreyfus Founders
International Equity Fund, Class F, effective
December 31, 1999)
Dreyfus Founders International Equity Fund, Class A     0           50,000,000
Dreyfus Founders International Equity Fund, Class B     0           50,000,000
Dreyfus Founders International Equity Fund, Class C     0           50,000,000
Dreyfus Founders International Equity Fund, Class R     0           50,000,000
Dreyfus Founders International Equity Fund, Class T     0           50,000,000

Worldwide Growth Fund                              100,000,000     200,000,000
(to be redesignated Dreyfus Founders Worldwide
Growth Fund, Class F, effective December 31,
1999)
Dreyfus Founders Worldwide Growth Fund, Class A         0           50,000,000
Dreyfus Founders Worldwide Growth Fund, Class B         0           50,000,000
Dreyfus Founders Worldwide Growth Fund, Class C         0           50,000,000
Dreyfus Founders Worldwide Growth Fund, Class R         0           50,000,000
Dreyfus Founders Worldwide Growth Fund, Class T         0           50,000,000


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

Government Securities Fund                          20,000,000     100,000,000
(to be redesignated Dreyfus Founders Government
Securities Fund, Class F, effective December 31,
1999)

Money Market Fund                                 1,000,000,000   2,000,000,000
(to be redesignated Dreyfus Founders Money
Market Fund, Class F, effective December 31,
1999)

Unallocated                                             0         3,000,000,000
                                                  -------------  --------------

TOTAL                                             3,000,000,000  10,000,000,000


      FIFTH: The Classes of each respective Series of Common Stock were classified and reclassified by the Board of Directors pursuant to powers granted under Article FIFTH of the Articles of Incorporation.

      SIXTH: The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board in accordance with Section 2-105(c) of the Maryland General Corporation Law.

      SEVENTH:    The  Corporation  is  registered  as an open-end  investment management company under the Investment Company Act of 1940.


      IN WITNESS WHEREOF, the undersigned hereby executes these Articles Supplementary to the Corporation's Articles of Incorporation on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


                              FOUNDERS FUNDS, INC.


                              By:   _____________________________
                              Name:
                              Title:

ATTEST:


_____________________________
Name:
Title:


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